                                                                   Exhibit 4.1.4


NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE UNDERLYING SHARES OF STOCK HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, THE MICHIGAN UNIFORM SECURITIES ACT OR ANY OTHER STATE SECURITIES LAW. NEITHER THESE WARRANTS NOR THE UNDERLYING STOCK, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


Warrant Certif.  No._______                 Warrants to Purchase ________ Shares


                               WARRANT CERTIFICATE

                      Warrants to Purchase Common Stock of

                             NUMATICS, INCORPORATED

       THIS CERTIFIES THAT, for value received, Numat, LLC of 2550 Middle Road, Suite 603, Bettendorf, Iowa 52722, or registered assigns, is entitled to purchase from NUMATICS, INCORPORATED, a corporation organized and existing under the laws of the State of Michigan (hereinafter called the "Company"), in whole or in part, at a purchase price per share equal to the Warrant Purchase Price (as defined herein) from time to time in effect, at any time upon the earlier to occur of (i) an Exit Event (as hereinafter defined), and (ii) April 2, 2008, to and including December 31, 2010 (the "Final Exercise Date"), shares of the Company's Class A Common Stock, $0.01 par value, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

       Certain terms used in this Warrant Certificate are defined in paragraph
6.

       THIS WARRANT CERTIFICATE IS ISSUED PURSUANT TO THE PURCHASE AGREEMENT. REFERENCE IS HEREBY MADE TO THE PURCHASE AGREEMENT FOR A DESCRIPTION OF CERTAIN AGREEMENTS OF THE PARTIES THAT RELATE TO THE WARRANTS EVIDENCED HEREBY, INCLUDING WITHOUT LIMITATION THE RIGHT OF THE COMPANY TO REPURCHASE WARRANTS AND WARRANT SHARES UNDER CERTAIN CIRCUMSTANCES.

       The number of shares of Common Stock purchasable hereunder, and the Warrant Purchase Price payable therefor, are subject to adjustment as hereinafter set forth.

       The Warrants represented by this Certificate are subject to the following provisions, terms and conditions:

       1. (a) Exercise of Warrants. The rights represented by this Warrant Certificate may be exercised by the holder hereof, in whole or in part, by delivering to the office of the Company at Numatics, Incorporated, 1450 North Milford Road, Highland, Michigan 48357 (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof),

              (i) this Warrant Certificate, together with a properly completed Subscription Form in the form attached hereto, and

              (ii) at the holder's option, either (A) a certified check or bank draft in the amount of the aggregate Warrant Purchase Price for the shares of Common Stock being purchased, (B) any promissory notes or debt securities of the Company that may have been issued to the holder hereof, so that amounts outstanding thereunder may be offset against the aggregate Warrant Purchase Price for the Shares of Common Stock being purchased, or (C) Common Stock (including Common Stock received or receivable upon such exercise of the Warrants), Warrants or other securities of the Company having a value equal to the aggregate Warrant Purchase Price for the shares of Common Stock being purchased (a "Cashless Exercise"). For this purpose the value per Warrant at any time shall be the Fair Value Per Share of Common Stock minus the Warrant Purchase Price then in effect, the value per share of Common Stock shall be the Fair Value Per Share of Common Stock, and the value of other securities shall be as determined in good faith by the Company's Board of Directors and reflected in a formal resolution of such Board.

       The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant Certificate shall have been delivered to the Company and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant Certificate shall have been so exercised, and, unless this Warrant Certificate has expired, a new Warrant Certificate representing the number of shares of Common Stock, if any, with respect to which this Warrant Certificate shall not then have been exercised, in all other respects identical with this Warrant Certificate, shall also be issued and delivered to the holder hereof within such time, or, at the request of such holder, appropriate notation may be made on this Warrant Certificate and the same returned to such holder.

       The Company acknowledges and agrees that all of the Warrants were originally issued on or about January 31, 2003. Consequently, the Company acknowledges and agrees that, if the Holder conducts a Cashless Exercise, the period during which the Holder held this Warrant may, for purposes of Rule 144 promulgated under the Securities Act, be "tacked" to the period during which the Holder holds the shares of Common Stock received upon such Cashless Exercise.

       (b) Transfer Restriction Legend. Each certificate for Warrant Shares initially issued upon exercise of this Warrant Certificate, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

       "The shares of stock represented hereby have not been registered pursuant to the Securities Act of 1933, as amended, the Michigan Uniform Securities Act or any other state securities law. Neither these shares, nor any portion thereof or interest therein, may be sold, transferred or otherwise disposed of unless the same are registered with and qualified in accordance with said Acts and any other applicable state securities law, or in the opinion of counsel reasonably satisfactory to the Company such registration and qualification are not required."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless in the opinion of counsel reasonably satisfactory to the Company the securities represented thereby need no longer be subject to the restrictions contained in this Warrant Certificate. The provisions of paragraph 2 shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant Certificate.

       (c) Expenses and Taxes on Exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates and new Warrants pursuant to this paragraph 1, except that, in case such stock certificates or new Warrants shall be registered in a name or names other than the name of the holder of this Warrant Certificate, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates or new Warrants shall be paid by the holder hereof to the Company at the time of delivering this Warrant Certificate to the Company upon exercise.

       2. Warrants and Warrant Shares Not Registered. Each holder of this Warrant Certificate, by acceptance thereof, represents and acknowledges that the Warrants and the Warrant Shares which may be purchased upon exercise of the Warrants represented by this Warrant Certificate are not being registered under the Securities Act on the grounds that the issuance of the Warrants and the offering and sale of such Warrant Shares are exempt from registration under
Section 4(2) of the Securities Act as not involving any public offering. Neither the Warrants represented by this Warrant Certificate nor the related Warrant Shares may be transferred except in compliance with requirements of the Purchase Agreement.

       3. Government Approvals. If in connection with the Warrants represented by this Warrant Certificate or any Warrant Shares issuable or issued pursuant hereto the Company is required to obtain or make any declaration, qualification or registration with or approval of any governmental official or authority (other than registration under the Securities Act) before shares issued pursuant hereto may be transferred or before such shares may be issued upon the exercise hereof, the Company will at its sole expense take all requisite action in connection with such declaration, qualification, registration or approval and will use its best efforts to cause such shares and/or the Warrants represented by this Warrant Certificate to be duly registered or approved as may be required.

       4. Special Agreements of the Company. The Company covenants and agrees that:

       (a) Character of Warrant Shares. All shares which may be issued upon the exercise of the rights represented by this Warrant Certificate, upon issuance, will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

       (b) Par Value. The Company will take from time to time all such action as may be requisite to ensure that the par value per share (if any) of the Common Stock is at all times equal to or less than the then effective Warrant Purchase Price per share of the Warrant Shares issuable pursuant to this Warrant Certificate.

       (c) Will Reserve Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved (free from preemptive rights) for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant Certificate, a sufficient number of shares of its Common Stock of the appropriate class to provide for the exercise of the rights represented by this and the other Warrants.

       (d) No Violations. The Company will take all such action as may be necessary to ensure that Warrant Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Common Stock of the Company may be listed.

       (e) Maintain Authorized Shares. The Company will not take any action which would result in any adjustment of the Warrant Purchase Price if the total number of Warrant Shares issuable after such action upon full exercise of all then outstanding Warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all Options (as hereinafter defined) to purchase Common Stock and upon conversion of all Convertible Securities (as hereinafter defined) then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate or Articles of Incorporation, as then amended.

       5(a) Anti-Dilution Provisions. The Warrant Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant Purchase Price, the holder of this Warrant Certificate shall thereafter be entitled to purchase, at the Warrant Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Purchase Price resulting from such adjustment.

       5(b) Warrant Purchase Price Adjustments. If and whenever after the date hereof the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Fair Value Per Share of Common Stock immediately prior to the time of such issue or sale, or shall be deemed under the provisions of this paragraph 5 to have effected any such issuance or sale, then, forthwith upon such issue or sale, the Warrant Purchase Price shall be reduced to a price determined by multiplying the Warrant Purchase Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value Per Share of Common Stock immediately prior to such issue or sale plus (ii) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (iii) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (iv) the Fair Value Per Share of Common Stock immediately prior to such issue or sale. Notwithstanding the foregoing, no adjustment of the Warrant Purchase Price or the shares of Common Stock issuable hereunder shall be made in connection with the issuance of Common Stock upon exercise of Warrants, or upon the issuance or sale of Excluded Securities.

       For the purposes of this paragraph 5(b), the following provisions 5(b)(1) to 5(b)(9), inclusive, shall also be applicable:

              5(b)(1) In the event that at any time the Company shall in any manner grant, issue or sell (directly, by assumption in a merger or otherwise) any rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Fair Value Per Share of Common Stock in effect immediately prior to the time of the granting, issuance or sale of such Options, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting, issuance or sale of such Options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subparagraph 5(b)(3), no further adjustment of the Warrant Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

              5(b)(2) In the event that the Company shall in any manner issue (directly, by assumption in a merger or otherwise) or sell any Convertible Securities (other than pursuant to the exercise of Options to purchase such Convertible Securities covered by subparagraph 5(b)(1)), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible

       Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Value Per Share of Common Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that, except as otherwise provided in subparagraph 5(b)(3), no further adjustment of the Warrant Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

              5(b)(3) In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

              (A) If the purchase price provided for in any Option referred to in subparagraph 5(b)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5(b)(1) or 5(b)(2), or the rate at which any Convertible Securities referred to in subparagraph 5(b)(1) or 5(b)(2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), then the Warrant Purchase Price in effect at the time of such change shall forthwith be increased or decreased to the Warrant Purchase Price which would be in effect immediately after such change if (a) the adjustments which were made upon the issuance of such Options or Convertible Securities had been made upon the basis of (and taking into account the total consideration received as a result of) (i) the issuance at that time of the Common Stock, if any, delivered upon the exercise of any such Options or upon the exercise of any such Options or upon the conversion or exchange of any such Convertible Securities before such change, and (ii) the issuance at that time of all such Options or Convertible Securities, with terms and provisions reflecting such change, which are still outstanding after such change, and (b) the Warrant Purchase Price as adjusted pursuant to clause (a) preceding had been used as the basis for the adjustments required hereunder in connection with all other issues or sales of Common Stock, Options or Convertible Securities by the Company subsequent to the issuance of such Options or Convertible Securities.

              (B) On the partial or complete expiration of any Options or termination of any right to convert or exchange Convertible Securities, the Warrant Purchase Price then in effect hereunder shall forthwith be increased or decreased to the Warrant Purchase Price which would be in effect at the time of such expiration or termination if (a) the adjustments which were made upon the issuance of such Options or Convertible Securities had been made upon the basis of (and taking into account the total consideration received for) (i) the issuance at that time of the Common Stock, if any, delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities before such expiration or termination, and (ii) the issuance at that time of only those such Options or Convertible Securities which remain outstanding after such expiration or termination, and (b) the Warrant Purchase Price as adjusted pursuant to clause (a) preceding had been used as the basis for adjustments required hereunder in connection with all other issues or sales of Common Stock, Options or Convertible Securities by the Company subsequent to the issuance of such Options or Convertible Securities.

          (C) If the purchase price provided for in any Option referred to in subparagraph 5(b)(l) or the rate at which any Convertible Securities referred to in subparagraph 5(b)(l) or 5(b)(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, and the event causing such reduction is one that did not also require an adjustment in the Warrant Purchase Price under other provisions of this paragraph 5(b), then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Warrant Purchase Price then in effect hereunder shall forthwith be adjusted to such amount as would have obtained if such Option or Convertible Securities had never been issued and if the adjustments made upon the issuance of such Option or Convertible Securities had been made upon the basis of the issuance of (and taking into account the total consideration received for) the shares of Common Stock delivered as aforesaid (provided that the Fair Value Per Share of Common Stock used in such determination shall be as of the date of issue of such Option or Convertible Securities); provided that no such adjustment shall be made unless the Warrant Purchase Price then in effect would be reduced thereby.

          5(b)(4) In the event that the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          5(b)(5) For purposes of this paragraph 5(b), the amount of consideration received by the Company in connection with the issuance or sale of Common Stock, Options or Convertible Securities shall be determined in accordance with the following:

          (A) In the event that shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

          (B) In the event that any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company and reflected in a formal resolution of such Board, without deduction of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

          (C) The amount of consideration deemed to be received by the Company pursuant to the foregoing provisions of this subparagraph 5(b)(5) upon any issuance and/or sale, pursuant to an established compensation plan of the Company, to directors, officers or employees of the Company in connection with their employment, of shares of Common Stock, Options or Convertible Securities, shall be increased by the amount of any tax benefit realized by the Company as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or State income or other tax liability of the Company shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale.

          (D) In the event that any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company and reflected in a formal resolution of such Board, of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

          (E) In the event that any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (F) In the event of any consolidation or merger of the Company in which stock or securities of another corporation are issued in exchange for Common Stock of the Company or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Warrant Purchase Price, the determination of the number of shares of Common Stock receivable upon exercise of the Warrants immediately prior to such merger, consolidation or sale, for purposes of paragraph 5(e), shall be made after giving effect to such adjustment of the Warrant Purchase Price.

          5(b)(6) In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          5(b)(7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph 5(b).

          5(c) Payments to Holders in Connection With Certain Dividends. In the event that the Company declares a dividend upon the Common Stock, other than a dividend payable in Common Stock, then at the option of the Company, either

          (1) the Company shall pay over to the holder of the Warrants represented by this Warrant Certificate, on the dividend payment date, the cash, stock or other securities and other property which the holder of this Warrant Certificate would have received if such holder had exercised the Warrants represented by this Warrant Certificate in full to purchase Common Stock and had been the record holder of such Common Stock on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined, or

          (2) the Warrant Purchase Price in effect immediately prior to the declaration of such dividend shall be reduced (to an amount not less than zero) by an amount equal to the amount of such dividend payable per share of Common Stock, in the case of a cash dividend, or by the fair value of such dividend per share (as determined in good faith by the Board of Directors of the Company and reflected in a formal resolution of such Board) in the case of any other dividend, such reduction to be effective on the date as of which a record is taken for purposes of such dividend, or if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend are determined;

provided that

          (3) in the case of a dividend consisting of stock or securities (other than Common Stock, Options or Convertible Securities) or other property (except cash) distributable to holders of Common Stock, the holders of a majority of the outstanding Warrants may, at their option, elect that instead of (1) or (2) above lawful and adequate provisions shall be made (including without limitation any necessary reduction in the Warrant Purchase Price) whereby each holder of Warrants shall thereafter have the right to purchase and/or receive, on the terms and conditions specified in this Warrant Certificate and in addition to the Warrant Shares purchasable immediately prior to the declaration of such dividend, such shares of stock, securities or property as are distributable with respect to outstanding shares of Common Stock equal to the number of Warrant Shares purchasable immediately prior to such declaration, to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Purchase Price and of the number of shares receivable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to such shares of stock, securities or property.

For the purposes of this paragraph 5, "dividend" shall mean any distribution to the holders of Common Stock as such.

          5(d) Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the

Warrant Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to the Warrants represented by this Warrant Certificate immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock of the Company shall at any time be combined into a smaller number of shares, the Warrant Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of the Warrants represented by this Warrant Certificate immediately prior to such combination shall be proportionately reduced. Except as provided in this paragraph 5(d) no adjustment in the Warrant Purchase Price and no change in the number of Warrant Shares purchasable shall be made under this paragraph 5 as a result of or by reason of any such subdivision or combination.

          5(e) Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then the following provisions shall apply:

          5(e)(1) As a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this paragraph 5(e)), lawful and adequate provisions shall be made whereby each holder of Warrants shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Warrant Certificate and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Purchase Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of Warrants (including an immediate adjustment, by reason of such consolidation or merger, of the Warrant Purchase Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Warrant Purchase Price in effect immediately prior to such consolidation or merger).

          5(e)(2) In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of Common Stock of the surviving corporation greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of the Company, then (subject to paragraph 5(e)(3)) the Warrant Purchase Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

          5(e)(3) The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each Warrantholder at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the holder of this Warrant Certificate such successor corporation will issue a new warrant revised to reflect the modifications in this Warrant Certificate effected pursuant to this paragraph 5(e).

          5(e)(4) If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person, firm or corporation having made such offer or with any affiliate of such person, firm or corporation, unless prior to the consummation of such consolidation, merger or sale the holder of this Warrant Certificate shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant Certificate either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

          5(f) Notice of Adjustment. Whenever the Warrant Purchase Price and the number of Warrant Shares issuable upon the exercise of the Warrants represented by this Warrant Certificate shall be adjusted as herein provided, or the rights of Warrantholders shall change by reason of other events specified herein, the Company shall compute the adjusted Warrant Purchase Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare a certificate signed by its President or Vice President setting forth the adjusted Warrant Purchase Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrants represented by this Warrant Certificate or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based including a statement of the consideration received or to be received by the Company for, and the amount of, any Common Stock, Options and Convertible Securities issued since the last such adjustment or change (or since the date hereof in the case of the first adjustment or change). The Company shall cause to be mailed to the holder of this Warrant Certificate copies of such officer's certificate together with a notice stating that the Warrant Purchase Price and the number of Warrant Shares purchasable upon exercise of the Warrants represented by this Warrant Certificate have been adjusted and setting forth the adjusted Warrant Purchase Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants represented by this Warrant Certificate.

          5(g) Notifications to Holders. In case at any time the Company proposes:

          (1) to make or declare any dividend upon its Common Stock whether in cash, stock or any other property;

          (2) to issue any shares of Common Stock, Options or Convertible Securities (except pursuant to the exercise of Warrants or Options or the conversion or exchange of Convertible Securities in accordance with their terms);

          (3) to offer for subscription to any holder of its Common Stock any additional shares of stock of any class or other rights;

          (4) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale or other disposition of all or substantially all of its assets; or

          (5) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant Certificate (a) at least 20 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be.

          5(h) Company to Prevent Dilution. If any event or condition occurs as to which other provisions of this paragraph 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of this Warrant Certificate in accordance with the essential intent and principles of such provisions, or which might materially and adversely affect the exercise or purchase rights of the Warrantholders under any provisions of the Warrants, then the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustment necessary with respect to the Warrant Purchase Price and the number of Warrant Shares purchasable hereunder so as to preserve without dilution the rights of the holders of Warrants. In no event shall any such adjustment have the effect of increasing the Warrant Purchase Price as otherwise determined pursuant to this paragraph 5 except in the event of an increase in option price, additional consideration or conversion rate, or an expiration or termination of an Option or right to convert or exchange Convertible Securities, as contemplated by paragraph 5(b)(3), or a combination of shares of the type contemplated in paragraph 5(d), and then in no event to an amount larger than the Warrant Purchase Price as adjusted pursuant to paragraph 5(b)(3) or paragraph 5(d).

              5(i) Disputes. In the event that there is any dispute as to the computation of the price or the number of Warrant Shares required to be issued upon exercise of Warrants (in which holders of 50 percent or more of the Warrants shall join), the holders and the Company will retain an independent and nationally recognized accounting firm to conduct at the expense of the Company an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding upon the holders of the Warrants and the Company. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association, ("AAA") upon application by the Company or any holder or holders of at least 50 percent of the outstanding Warrants with notice to the others. If the price or number of Warrant Shares as determined by such accounting firm is ten percent (10%) or more higher or lower than the price or number of Warrant Shares computed by the Company, the expenses of such accounting firm and, if any, AICPA and AAA, shall be borne completely by the Company. In all other cases, they shall be borne by the disputing Warrantholders.

              6. Definitions. The terms defined in this paragraph, whenever used in this Warrant Certificate, shall, unless the context otherwise requires, have the respective meanings hereinafter specified:

              "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.

              "Common Stock" shall mean and include the Company's Class A Common Stock, $0.01 par value per share, authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Company then or thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, and shall also include in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in paragraph 5 hereof, the stock, securities or assets provided for in such paragraph; provided that the shares purchasable pursuant to the Warrants represented by this Warrant Certificate shall include only shares of such class referred to in the first paragraph hereof designated in the Company's Articles or Certificate of Incorporation as Common Stock on the date of the original issue of the Warrants or, in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in paragraph 5 hereof, the stock, securities or assets provided for in such paragraph.

              "Company" shall mean NUMATICS, INCORPORATED, a Michigan corporation, and also includes any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

              "corporation" shall mean, for purposes of paragraph 5 hereof, a corporation, limited liability company, partnership, or any other business or entity.

              "Exit Event" shall have the meaning specified in the Purchase Agreement.

              "Excluded Securities" shall mean shares of Common Stock, or options therefor, representing in the aggregate no more than five percent (5%) of the Common Stock outstanding at any time, on a Fully-Diluted Basis, issued to officers, directors and employees of the Company, other than any such shares of Common Stock, or options therefor, issued after the Closing Date to John H. Welker, Robert P. Robeson or David K. Dodds.

              "Fair Value Per Share of Common Stock" shall mean the fair market value of all shares of Common Stock outstanding, determined on a Fully Diluted Basis, divided by the number of shares of Common Stock outstanding, determined on a Fully Diluted Basis, all as determined in good faith by the Company's Board of Directors and reflected in a formal resolution of such Board.

              "outstanding" when used with reference to Common Stock shall mean at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to paragraph 5), except shares then owned or held by or for the account of the Company.

              "Purchase Agreement" shall mean the Preferred Stock and Warrant Purchase Agreement dated December __, 2002 between the Company and the Purchaser named therein, as from time to time amended, modified or supplemented.

              "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission, or any other Federal agency then administering such Securities Act, thereunder, all as the same shall be in effect at the time.

              "Warrant Purchase Price" shall mean the purchase price per share of Common Stock payable upon exercise of the Warrants represented by this Warrant Certificate, which shall be the initial purchase price of $0.01 per share, as adjusted from time to time pursuant to the other provisions hereof providing for adjustments to the Warrant Purchase Price.

              "Warrants" shall mean all Warrants (including the Warrants represented by this Warrant Certificate) issued by the Company pursuant to the Purchase Agreement, identical as to terms and conditions and date, except as to the number and class of shares of Common Stock for which they may be exercised, initially evidencing the right to purchase an aggregate of ___________ shares of Common Stock, and all Warrants issued in exchange, transfer or replacement of any thereof.

              "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by the holders of Warrants upon the exercise thereof pursuant to paragraph 1.

              "Warrantholders" shall mean the registered holder or holders of the Warrants or any related Warrant Shares.

Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Purchase Agreement.

              7. Exchange, Replacement and Assignability. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company described in paragraph 1, for new Warrant Certificates of like tenor and date representing in the aggregate the right to purchase the number of shares which may be purchased hereunder, each of such new Warrant Certificates to represent the right to purchase such number of shares as shall be designated by such holder hereof at the time of such surrender. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate or any such new Warrant Certificate and, in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) of an institutional holder of this Warrant Certificate, or in other cases, of a bond of indemnity or other security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant Certificate or such new Warrant Certificate, the Company will issue to the holder hereof a new Warrant Certificate of like tenor and date, in lieu of this Warrant Certificate or such new Warrant Certificate, representing the right to purchase the number of shares which may be purchased hereunder. Subject to compliance with paragraph 2, the Warrants represented by this Warrant Certificate and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant Certificate shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of the transferee, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company. All expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrant Certificates pursuant to this paragraph 7 shall be paid by the Company.

              8. Transfer Books; No Rights as Stockholder; Survival of Rights. The Company will at no time close its transfer books against the transfer of the Warrants represented by this Warrant Certificate or any Warrant Shares in any manner which interferes with the timely exercise of the Warrants represented by this Warrant Certificate. This Warrant Certificate shall not entitle the holder hereof to any voting rights or any rights as a stockholder of the Company. The rights and obligations of the Company, of the holder of this Warrant Certificate and of any holder of Warrant Shares issued upon exercise of the Warrants represented by this Warrant Certificate pursuant to the terms of this Warrant Certificate shall survive the exercise of the Warrants represented by this Warrant Certificate.

              9. Governing Law; Amendments and Waivers; Headings. The validity, interpretation and performance of this Warrant Certificate and each of its terms and provisions shall be governed by the laws of the State of Delaware. No provision of this Warrant Certificate may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought. The headings in this Warrant Certificate are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

              10. Notices. Any notice or other document required or permitted to be given or delivered to Warrantholders shall be delivered at, or sent by certified or registered mail to each

Warrantholder at, the address shown on such holder's Warrant Certificate or to such other address as shall have been furnished to the Company in writing by such Warrantholder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to the principal office of the Company at Numatics, Incorporated, 1450 North Milford Road, Highland, Michigan 48357, or such other address or addresses as shall have been furnished to the Warrantholders by the Company.

              IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer under its corporate seal, duly attested by its authorized officer, and to be dated as of___________, 20__.

                                        NUMATICS, INCORPORATED

                                         By:__________________________
                                               Title:



[Corporate Seal]



Attest:________________________
            Secretary

                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Transfer the Within Warrants


       FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


                ____________________________________________   (Name)


                ____________________________________________   (Address)



the right to purchase __ shares of Class A Common Stock, covered by the within Warrants, as said shares were constituted at the date of said Warrant Certificate, and does hereby irrevocably constitute and appoint _______ Attorney to make such transfer on the books of the Company maintained for the purpose, with full power of substitution.

                                        _____________________________
                                                  Signature



Dated: ____________, 20__.


In the presence of: _____________________




                                     NOTICE

       The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                             FULL SUBSCRIPTION FORM

                To Be Executed by The Registered Holder in Order
                     to Exercise in Full the Within Warrants

       The undersigned hereby exercises the right to purchase the _____ shares of Class A Common Stock covered by the within Warrants at the date of this subscription and herewith makes payment of the sum of $________ representing the Warrant Purchase Price of $_____ per share in effect at this date. Certificates for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

Dated: ______________, 20__.


                                                    ____________________________
                                                         Signature
                                                         Address:

                            PARTIAL SUBSCRIPTION FORM

                To Be Executed by The Registered Holder in Order
                  to Exercise in Part Only the Within Warrants

       The undersigned hereby exercises the right to purchase _________shares of the total of _____ shares of Class A Common Stock covered by the within Warrants at the date of this subscription and herewith makes payment of the sum of $ _____ representing the Warrant Purchase Price of $________ per share in effect at this date. Certificates for such shares and a new Warrant Certificate of like tenor and date for the balance of the shares not subscribed for shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

       (The following paragraph need be completed only if the Warrant Purchase Price and number of shares of Common Stock specified in the within Warrant have been adjusted pursuant to paragraph 5 of the Warrant Certificate.

       The shares hereby subscribed for constitute ______ shares of Common Stock (to the nearest whole share) resulting from adjustment of ______ shares of the total of _____ shares of Common Stock covered by the within Warrant Certificate, as said shares were constituted at the date of the Warrant Certificate, leaving a balance of ______ shares of Common Stock, as constituted at the date of the Warrant Certificate, to be covered by the new Warrant Certificate.

Dated: ________________, 20__.


                                            ______________________________

                                                  Signature

                                                  Address: